EXHIBIT 99.01

NEWS

VERITAS Software Corporation
350 Ellis Street
Mountain View, CA 94043
(650) 527-8000

VERITAS Software Achieves Best Revenue Quarter in Company’s History
Revenue up 23 percent year over year

MOUNTAIN VIEW, Calif. – October 22, 2003 – VERITAS Software Corporation (Nasdaq: VRTS) today announced financial results for the quarter ended September 30, 2003. Revenue for the quarter ended September 30, 2003 was a record $451 million, compared to revenue of $366 million for the same period a year ago, representing 23% growth year over year.

GAAP net income for the quarter ended September 30, 2003 was $77.6 million, or $0.18 per diluted share, compared to GAAP net income of $36.2 million, or $0.09 per diluted share, for the same period a year ago. Included in GAAP net income are charges related to amortization of intangibles and stock compensation of $5.1 million, net of taxes, write off of debt issuance costs in the amount of $3.1 million, net of taxes, and adoption of FASB Interpretation Number 46, “Consolidation of Variable Interest Entities”, in the amount of $6.2 million, net of taxes.

“By delivering industry-leading technology to enable customers to effectively optimize their existing IT resources and drive down costs, VERITAS has achieved another top performing revenue quarter,” said Gary Bloom, chairman, president and CEO, VERITAS Software. “Our results further validate the strength of VERITAS’ business model, the increasing recognition of the value of the VERITAS brand, and continuing signs of improvement in the buying climate for our products.”

“Leveraging the revenue upside, we delivered earnings well ahead of expectations and generated approximately $130 million in cash from operating activities, exiting the quarter with $2.3 billion in cash and short-term investments,” said Ed Gillis, executive vice president and chief financial officer, VERITAS Software.

“We have clearly strengthened the company during the downturn and expect to deliver record results again in the fourth quarter,” said Bloom. “Our expectations for the quarter ending

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VERITAS Software Achieves Best Revenue Quarter in Company’s History

December 31, 2003 are for revenues in the range of $480 to $490 million and diluted earnings per share in the range of $0.21 to $0.23 on a GAAP basis.”

In the third quarter, VERITAS achieved important milestones in delivering the essential building blocks to enable utility computing. The company announced its relationship with Intel to provide VERITAS OpForce technology with Intel’s Enterprise Blade Servers. The VERITAS OpForce product delivers efficient server automation technology that enables users to configure and deploy multiple servers at once, eliminating time-consuming and labor-intensive manual configuration.

In addition, VERITAS announced the latest versions of its application performance management and storage resource management technologies — the new VERITAS i3 for SQL Server, which optimizes the overall performance of SQL server applications; and the new version of VERITAS Storage Central, which helps customers reclaim Windows storage capacity.

The Company will hold a conference call today at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, to review the results and business outlook. The conference call will be available to all investors. The telephone dial-in number for listen-only access to the live call is 913-981-5591, passcode: 591086. A live web cast will also be available at www.veritas.com, Investor section. In addition, a replay will be available via audio Webcast at www.veritas.com, Investor section, beginning on Wednesday, October 22nd at 4:00 p.m. Pacific Time until October 2004 and via telephone at (719) 457-0820, replay code: 591086.

About VERITAS Software

With revenue of $1.5 billion in 2002, VERITAS Software ranks among the top 10 software companies in the world. VERITAS Software is the world’s leading storage software company, providing data protection, storage management, high availability, disaster recovery, and application performance management software to 99 percent of the Fortune 500. VERITAS Software’s corporate headquarters is located at 350 Ellis Street, Mountain View, CA, 94043, tel: 650-527-8000, fax: 650-527-8050, e-mail: vx-sales@veritas.com, Web site: www.veritas.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements relating to projections of future revenue and earnings, the performance of our new product offerings and the continued positive momentum in our business. These forward-looking statements involve a number of risks and uncertainties, including: the risk that economic conditions generally or IT spending specifically may decline and cause a reduction in customer demand for our products and services; the risk that we will not gain market acceptance of our products and services; the risk that we may lose market share to existing or new competitors; the risk that general economic conditions and our business will be adversely affected by acts of terrorism or war; and the risk that we may not be able to manage our business adequately in response to changing market conditions. These and other factors could cause our actual results to differ materially from what we project in our forward-looking statements. For more information regarding potential risks, see the “Factors That

VERITAS Software Achieves Best Revenue Quarter in Company’s History

May Affect Future Results” section of our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2003 and annual report on Form 10-K for the year ended December 31, 2002, which are on file with the SEC. Additional information will also be set forth in the corresponding section of our quarterly report on Form 10-Q for the quarter ended September 30, 2003, which will be filed with the SEC in the fourth quarter of 2003. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

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Investor Contact:

Renee Budig, Vice President, Investor Relations, VERITAS Software
(650) 527-4047, renee.budig@veritas.com

Press Contact:

Jean Kondo, Senior Manager, Corporate Communications, VERITAS Software
(650) 527-4842, jean.kondo@veritas.com

Copyright© 2003 VERITAS Software Corporation. All rights reserved. VERITAS, the VERITAS Logo, i3, OpForce and all other VERITAS product names and slogans are trademarks or registered trademarks of VERITAS Software Corporation. VERITAS, the VERITAS Logo, OpForce Reg. U.S. Pat. & Tm. Off. Other product names and/or slogans mentioned herein may be trademarks or registered trademarks of their respective companies.

-Financial Statements Attached-

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net revenue:
User license fees	$290,219	$240,699	$805,745	$742,286
Services	160,722	124,985	452,438	358,537

Total net revenue	450,941	365,684	1,258,183	1,100,823
Cost of revenue:
User license fees	11,177	8,250	34,311	26,222
Services (1)	54,733	46,686	152,867	132,693
Amortization of developed technology	5,043	16,457	30,379	50,264

Total cost of revenue	70,953	71,393	217,557	209,179

Gross profit	379,988	294,291	1,040,626	891,644
Operating expenses:
Selling and marketing (1)	138,968	122,042	384,120	375,736
Research and development (1)	77,964	69,182	221,931	202,067
General and administrative (1)	38,395	35,179	115,451	102,905
Amortization of other intangibles	2,454	18,016	32,895	54,048
In-process research and development	—	—	19,400	—

Total operating expenses	257,781	244,419	773,797	734,756

Income from operations	122,207	49,872	266,829	156,888
Interest and other income, net	16,676	10,619	36,346	37,480
Interest expense	(9,248)	(7,606)	(24,785)	(22,988)
Loss on extinguishment of debt	(4,715)	—	(4,714)	—
Loss on strategic investments	—	—	(3,518)	(14,802)

Income before income taxes and cumulative change in accounting principle	124,920	52,885	270,158	156,578
Provision for income taxes	41,085	16,659	95,058	49,841

Income before cumulative change in accounting principle	83,835	36,226	175,100	106,737
Cumulative change in accounting principle, net of tax	6,249	—	6,249	—

Net income	$77,586	$36,226	$168,851	$106,737

Net income per share – basic	$0.18	$0.09	$0.40	$0.26

Net income per share – diluted	$0.18	$0.09	$0.39	$0.25

Shares used in per share calculation – basic	425,153	410,898	418,314	408,827

Shares used in per share calculation – diluted	440,815	416,587	430,587	418,823

(1)	For the three months ended September 30, 2003, cost of services revenue includes $69, selling and marketing includes $246, research and development includes $(76) and general and administrative includes $45 of stock-based compensation expense. For the nine months ended September 30, 2003, cost of services revenue includes $69, selling and marketing includes $246, research and development includes $1,046 and general and administrative includes $45 of stock-based compensation expense.

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$722,612	$764,062
Short-term investments	1,566,441	1,477,259
Accounts receivable, net	144,729	170,204
Other current assets	79,557	74,178
Deferred income taxes	60,808	59,995

Total current assets	2,574,147	2,545,698
Property and equipment, net	568,952	230,261
Other intangibles, net	90,052	72,594
Goodwill, net	1,763,056	1,196,593
Other non-current assets	37,388	45,071
Deferred income taxes	131,093	127,863

Total assets	$5,164,688	$4,218,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,859	$33,823
Accrued compensation and benefits	100,447	97,233
Accrued acquisition and restructuring costs	33,918	37,742
Other accrued liabilities	83,180	94,352
Income taxes payable	203,636	123,569
Deferred revenue	323,020	280,314

Total current liabilities	774,060	667,033
Non-current liabilities:
Convertible subordinated notes	520,000	460,252
Long-term capital leases	380,630	—
Accrued acquisition and restructuring costs	65,053	72,402
Other long-term liabilities	21,874	21,526
Other income taxes	113,100	113,100

Total non-current liabilities	1,100,657	667,280
Stockholders’ equity	3,289,971	2,883,767

Total liabilities and stockholders’ equity	$5,164,688	$4,218,080

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,

	2003	2002

Cash flows from operating activities:
Net income	$168,851	$106,737
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle, net of tax	6,249	—
Depreciation and amortization	83,546	80,087
Amortization of other intangibles	32,895	54,048
Amortization of developed technology	30,379	50,264
Amortization of original issue discount on convertible notes	10,696	12,099
In-process research and development	19,400	—
Provision for doubtful accounts	1,446	4,017
Stock-based compensation	1,405	—
Tax benefits from stock plans	24,869	19,593
Loss on extinguishment of debt	4,714	—
Loss on strategic investments	3,518	14,802
Gain on sale of assets	(824)	(62)
Deferred income taxes	(21,545)	(39,437)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	31,766	57,490
Other assets	(4,283)	9,980
Accounts payable	(12,052)	(2,228)
Accrued compensation and benefits	(8,158)	(8,075)
Accrued acquisition and restructuring costs	(19,621)	(1,414)
Other accrued liabilities	(10,694)	4,533
Income taxes payable	73,227	60,570
Deferred revenue	39,376	17,663

Net cash provided by operating activities	455,160	440,667
Cash flows from investing activities:
Purchases of investments	(1,367,387)	(1,258,682)
Sales and maturities of investments	1,382,723	1,122,807
Purchases of property and equipment	(58,437)	(83,704)
Business acquisitions, net of cash acquired	(398,650)	—
Payments made for prior year business and technology acquisitions	(4,238)	(7,267)

Net cash used in investing activities	(445,989)	(226,846)
Cash flows from financing activities:
Net proceeds from issuance of convertible subordinated notes	508,300	—
Redemption of convertible subordinated notes	(391,671)	—
Repurchase of common stock	(316,239)	—
Proceeds from issuance of common stock	132,510	80,422

Net cash provided by (used in) financing activities	(67,100)	80,422
Effect of exchange rate changes	16,479	(1,091)

Net increase (decrease) in cash and cash equivalents	(41,450)	293,152
Cash and cash equivalents at the beginning of the period	764,062	538,419

Cash and cash equivalents at the end of the period	$722,612	$831,571